Exhibit 11.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Auditors' Report, dated February 6, 2003, on the financial statements of Entourage Mining Ltd. for the years ended December 31, 2002 and 2001 in the Company's Report on Form 20F (Amendment No. 1). We also consent to application of such report to the financial information in the Report on Form 20F, when such financial information is read in conjunction with the financial statements referred to in our report.

Vancouver, Canada	/s/ Morgan & Company

July 31, 2003	Chartered Accountants